Exhibit 10.25
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                             AMENDMENT NO. 1 TO THE

              SUBURBAN PROPANE RETIREMENT SAVINGS & INVESTMENT PLAN



     The Suburban Propane Retirement Savings & Investment Plan (the "PLAN") is hereby amended as follows, effective January 1, 2002, unless otherwise noted:

     1. The Plan is hereby  amended by adding  the  following  paragraph  before
Article I:

          "The Plan is amended to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). Such amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, such amendment shall be effective as of January 1, 2002 and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment."


     2. Section 1.9 of the Plan is hereby amended by adding the following paragraph at the end thereof:

          "Notwithstanding the foregoing, the annual Compensation of each Member taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section
          401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year."


     3. Section 2.7 of the Plan is hereby amended by adding the following paragraph at the end thereof:

          Effective April 1, 2002, the Plan will accept rollover contributions and direct rollovers of distributions made after April 1, 2002 from a

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          qualified  plan  described  in  Section  401(a) or 403(a) of the Code,
          including  after-tax  employee  contributions;   an  annuity  contract
          described in Section 403(b) of the Code, excluding after-tax employee contributions; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will also accept a rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be included in gross income."


     4. Section 3.1 of the Plan is hereby amended by adding the following after the first sentence of the first paragraph:

          "Notwithstanding the foregoing, effective January 1, 2002, no Member shall be permitted to have Compensation Deferral Contributions made under this Plan, or any other qualified Plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under this Section 3.1 of the Plan, as amended herein, and Section 414(v) of the Code."

     5. Section 3.1 of the Plan is hereby further amended by adding the following to the end of the last sentence of the first paragraph:

          "Notwithstanding the foregoing, effective April 1, 2002, subject to the limitations prescribed in Section 4.1, the amount of Compensation Deferral Contributions in any payroll period shall be in whole percentages from 1% to 90% of the Member's Compensation as the Member shall designate (or such greater or lesser percentages as the Committee may from time to time prescribe for the Plan)."


     6. Section 3.1 of the Plan is hereby further amended by adding the following to the end of the first paragraph:

          "Notwithstanding the foregoing, effective April 1, 2002, each eligible Employee who automatically becomes a Member on or after January 1, 2000, pursuant to Section 2.2(c) shall be deemed to have elected to have the Employer make Compensation Deferral Contributions in each

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          payroll  period  equal to 3% of the Member's  Compensation;  provided, however, that such a Member may elect to make Compensation Deferral Contributions in any payroll period in whole percentages up to the maximum percentage specified in the immediately preceding sentence."

     7. Section 3.1 of the Plan is hereby further amended by adding the following to the end thereof:

          "Notwithstanding the foregoing, effective April 1, 2002, all Members who are eligible to make Compensation Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions."


     8. Section 4.2(c) of the Plan is hereby amended by adding the following sentence at its end:

          "Notwithstanding the foregoing, the multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 4.2(c) of the Plan shall not apply for Plan Years beginning on or after January 1, 2002."


     9. Section 4.3(a) of the Plan is hereby amended by adding the following at its end:

          "Notwithstanding  the foregoing,  except to the extent permitted under
          Section 3.1 of the Plan, as amended herein, and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Member's account under the Plan for any Limitation Year beginning after December 31, 2001, shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (b) 100 percent of the Member's Compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year. The Compensation limit referred to in (a) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition."


     10. Section 8.3(a) of the Plan is hereby amended by adding the following at its end:


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          "Notwithstanding  the foregoing,  effective January 1, 2002, the value of any account or portion thereof to be reinvested shall be determined on the Valuation Date immediately preceding the date of the transfer."


     11. Section 9.2 of the Plan is hereby amended by adding the following as new Section 9.2(d):


          "9.2 Suspension Period for Hardship Distributions. A Member who receives a distribution of Compensation Deferral Contributions after December 31, 2001 on account of hardship shall be prohibited from making Compensation Deferral Contributions under this and all other plans of the Employer for 6 months after receipt of the distribution. A Member who receives a distribution of Compensation Deferral Contributions in calendar year 2001 on account of hardship shall be prohibited from making Compensation Deferral Contributions under this and all other plans of the Employer for the period specified in the provisions of the Plan relating to suspension of Compensation Deferral Contributions that were in effect prior to this amendment."


     12. Section 9.5 of the Plan is hereby amended by adding the following at the end thereof:

          "Effective April 1, 2002, the Committee has established Loan Procedures which are contained in a separate written document and is hereby incorporated by reference and made a part of the Plan. Furthermore, such Loan Procedure may be modified or amended by the Committee in writing from time to time without the necessity of amending this Section."


     13. Section 10.9 of the Plan is hereby amended by adding the following at the end:

          "Notwithstanding the foregoing, effective April 1, 2002, if a Member or a Beneficiary is entitled to a distribution and if the vested value of a Member's Account or the vested value of the Beneficiary's share of the Member's Account before benefits are paid or commence to be paid hereunder is $1,000 or less, the Committee may in accordance with uniform and nondiscriminatory rules direct the immediate distribution of such benefit to the person entitled thereto regardless of any election or consent of the Member, the Member's spouse or other Beneficiary."

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     14.  Section 10.10 of the Plan is hereby amended by adding the following at
the  end  of  paragraph   10.10(b)(i):

          "Notwithstanding the foregoing, for distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."


     15. Section 10.10 of the Plan is hereby amended by adding the following at the end of paragraph 10.10(b)(ii):

          Notwithstanding the foregoing, effective April 1, 2002, an eligible retirement plan shall also mean an annuity contract described in
          Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code."


     16. Article X of the Plan is hereby amended by adding the following as a new Section 10.11:

          "10.11 Distribution Upon Severance from Employment. For distributions and severances from employment occurring on or after January 1, 2002, regardless of when the severance from employment occurred, a Member's Compensation Deferral Contributions and earnings attributable to these contributions may be distributed on account of the Member's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than

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          provisions  that require a separation from service before such amounts may be distributed."


     17. Article XV of the Plan is hereby amended by adding the following as new
Section 15.5 and renumbering existing Section 15.5 as Section 15.6:

          "15.5 Modification of Top-Heavy Rules.

          (a) Notwithstanding the foregoing, this Section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.

          (b)  Determination of Top-Heavy Status.

               (i) Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having Annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31,
                    2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having Annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

               (ii) Determination  of Present  Values and Amounts.  This Section
                    (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Members as of the determination date.

                    (A) Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of a Member as of the Determination Date shall be increased by the distributions made with respect to the Member under the Plan and any Plan aggregated with the Plan under
                         Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a

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                         distribution  made for a reason  other than  separation
                         from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                    (B) Members Not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any Member who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

          (c)  Minimum Benefits.

               (i) Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another Plan, such other Plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

               (ii) Minimum  Benefits for  Employees  Also Covered Under Another
                    Plan. If a Non-Key Member is a Member in this Plan and in another plan that is part of a top-heavy group, the minimum benefit will be provided under this Plan."